                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]    Preliminary Proxy Statement                 [ ]    Confidential, for Use of the
[ ]    Definitive Proxy Statement                         Commission Only (as permitted
[ ]    Definitive Additional Materials                    by Rule 14a-6(e)(2))
[ ]    Soliciting Material Pursuant
       to Rule 14a-11(c) or Rule 14a-12

                           The Recovery Network, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)    Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

       (2)    Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

       (4)    Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

       (5)    Total fee paid:

       -------------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid:

                                      ------------------------------------------

       (2)    Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

       (3)    Filing Party:

       -------------------------------------------------------------------------

       (4)    Date Filed:

       -------------------------------------------------------------------------

                           THE RECOVERY NETWORK, INC.
                          1411 FIFTH STREET, SUITE 200
                         SANTA MONICA, CALIFORNIA 90401
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 24, 1999

To the Shareholders of The Recovery Network, Inc.:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders (the "Meeting") of The Recovery Network, Inc. (the "Company") will be held at the offices of the Company, 1411 Fifth Street, Suite 200, Santa Monica, California 90401, on Thursday, June 24, 1999 at 2:00 p.m., Pacific time, to consider and act upon the following matters:

     (1) The election of five directors;

     (2) The ratification and approval of an amendment to the Company's Certificate of Incorporation to change the Company's name to RNETHealth.com.

     (3) The ratification and approval of an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's Common Stock;

     (4) The ratification and approval of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 30, 1999; and

     (5) The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

     The close of business on May 12, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          TRACY R. NEAL
                                          Secretary

Santa Monica, California
May 24, 1999

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EACH SHAREHOLDER IS URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. AN ENVELOPE ADDRESSED TO THE COMPANY'S TRANSFER AGENT IS ENCLOSED FOR THAT PURPOSE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

                           THE RECOVERY NETWORK, INC.
                          1411 FIFTH STREET, SUITE 200
                         SANTA MONICA, CALIFORNIA 90401
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share ("Common Stock"), of The Recovery Network, Inc., a Colorado corporation (the "Company") in connection with the solicitation by and on behalf of its Board of Directors of proxies ("Proxy" or "Proxies") for use at the 1999 Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, June 24, 1999, at 2:00 p.m., Pacific Standard Time, at the offices of the Company, 1411 Fifth Street, Suite 200, Santa Monica, California 90401 and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and Proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview. The approximate mailing date of this Proxy Statement is May 24, 1999.

     Unless otherwise specified, all Proxies, in proper form, received by the time of the Meeting will be voted for the election of all nominees named herein to serve as directors and in favor of each of the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders and described below.

     A Proxy may be revoked by a shareholder at any time before its exercise by filing with Tracy R. Neal, the Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the Meeting and electing to vote in person. Attendance at the Meeting will not, in and of itself, constitute revocation of a Proxy.

     The close of business on May 12, 1999 has been fixed by the Board of Directors as the record date ("Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any
adjournment thereof. As of the Record Date, there were                shares of
Common Stock outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to come before the Meeting.

     A majority of the shares entitled to vote, represented in person or by proxy, is required to constitute a quorum for the transaction of business. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for determining the presence of a quorum.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     At the Meeting, shareholders will elect 5 directors to serve until the next Annual Meeting of Shareholders and until his or her respective successor is elected and qualified. Unless otherwise directed, the persons named in the Proxy intend to cast all Proxies received for the election of George H. Henry, William
D. Moses, Brad Parobek, Jay Handline, and Charlotte Schiff Jones to serve as directors upon their nomination at the Meeting. Each of the aforementioned individuals has advised the Company of his or her willingness to serve as a director of the Company. Shares represented by valid proxies in the accompanying form will be voted for the election of all of the directors and nominees named below, unless a contrary direction is indicated. Should any director or nominee named below become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the Board of Directors.

DIRECTORS

     The nominees for director of the Company, their ages (as of May 5, 1999) and present positions with the Company, are as follows:

          NAME            AGE                             POSITION
          ----            ---                             --------
George H. Henry.........   45   Chairman of the Executive Committee of the Board of
                                Directors
William D. Moses........   37   President, Chairman of the Board of Directors
Charlotte                  --   Director
  Schiff-Jones..........
Brad Parobek............   --   Director
Jay Handline............   --   Director

INFORMATION ABOUT DIRECTORS AND NOMINEES

     The following is a brief summary of the background of each director and
Nominee:

     GEORGE H. HENRY served as Chairman of the Board of Directors from May 1997 to November 1998, and has been a director of the Company since December 1995. Since April 1986, Mr. Henry has been President of G. Howard Associates, Inc., a private investment firm. Prior to April 1986, Mr. Henry was a Vice President in the Corporate Finance Department of the predecessor of Schroder & Co. Incorporated, an investment banking firm. Mr. Henry is a director of PhoneTel Technologies, Inc., a publicly traded telecommunications company. Mr. Henry is also Chairman and Chief Executive Officer of Access Television Network ("ATN"). Mr. Henry is also a trustee of Mitchell College.

     WILLIAM D. MOSES serves as the Company's President of the Company. Mr. Moses has been a director of the Company since 1995. In January 1993, Mr. Moses co-founded ATN and served as a director of ATN from June 1993 to June 1996. From July 1991 to December 1994, Mr. Moses was a managing partner of Axiom Partners, a New York investment banking and brokerage firm. From January 1992 to January 1994, Mr. Moses was a money manager for Oscar Gruss & Co. From 1988 to 1991, Mr. Moses served as an independent financial consultant. From 1986 through 1987, Mr. Moses was employed by Bear Stearns & Co., Inc.

     CHARLOTTE SCHIFF-JONES has been a director of the Company since July 1998. Since 1997, Ms. Schiff-Jones has been a consultant to the Company, concentrating on affiliate marketing strategy and community outreach projects. From 1995 to 1997, she was the president of Gamut Media, a strategic marketing and creative services agency. From 1993 to 1995, she was a consultant to the President and CEO of Time Warner Cable Programming; and from 1988 to 1993, she was the president of Schiff-Jones Ltd., a consulting firm.

     BRAD PAROBEK serves as the Company's Senior Vice President of Affiliate Sales. Mr. Parobek is a 13-year veteran of the Cable and Telecommunications industry and served on numerous boards and committees throughout his tenure. From 1989-1995, he was a member of the Board of Directors of the North Central Cable and Telecommunications Association. He presently is a member of the Board of Directors of Rocky Mountain Empire Venture and Nanny's Baby Wraps in Denver, CO.

     JAY HANDLINE serves as the Company's Executive Vice President and will be overseeing the expansion of the Company's website and e-commerce move. Mr. Handline successfully helped launch Lifescape 1to1, LLC (formerly ReoveryNetInteravtive, LLC) formed in August 1996, as a joint venture between TCI Digital Health Group and The Recovery Network, Inc. Prior to this, Mr. Handline was involved in the start-up of the Company. In 1995, he served as Senior Vice President of Business Development, in this capacity, Mr. Handline was able to secure private equity capital and forge successful partnerships to aggregate products, services and information from dozens of world-class partners.

INFORMATION ABOUT NON-DIRECTOR EXECUTIVE OFFICERS

     The non-director executive officers of the Company, their ages (as of May 5, 1998) and present positions with the Company are as follows:

                 NAME                    AGE                POSITION
                 ----                    ---                --------
John Wheeler...........................  44    Senior Vice President of Operations
Stacey Romm............................  --    Finance and Accounting, Manager

     The following is a brief summary of the background of each executive officer of the Company who is not also a director of the Company:

     JOHN WHEELER has been the Company's Senior Vice President of Sales and Marketing since March 1997 and Vice President of Operations since May 1997. From June 1994 through February 1997 Mr. Wheeler was the president of a cable network. From November, 1989 through May, 1994, Mr. Wheeler served as President of Cellular System Management, Inc., a builder and manager of cellular properties throughout the United States. From February 1982 to July 1987, Mr. Wheeler was Vice President of Marketing of Metro Mobile CTS, a cellular company. From 1979 to 1982, Mr. Wheeler served as Vice President of Vision Cable Communications Inc. Mr. Wheeler served as Northeast Regional Marketing manager for Showtime Entertainment in 1978. Mr. Wheeler began his career at Cablevision Systems of Long Island in 1976.

     STACEY ROMM joined the Company's Finance Department in September 1998. She presently serves as the Company's Controller. From 1995 to 1998, Ms. Romm worked for International Home Improvement as the Financial Manager. Prior to 1995, Mr. Romm was in charge of the finance department for LaPlaya Plumbing.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

     Based upon review of Forms 3, 4, and 5 (and amendments thereto) and written representations provided to the Company by executive officers, directors and shareholders beneficially owning 10% or greater of the outstanding shares, the Company believes that such persons filed pursuant to the requirements of the Securities and Exchange Commission on a timely basis.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors met seven times during the fiscal year ended June 30, 1998 and acted by unanimous written consent on several occasions following informal discussions. Each director attended more than 75 percent of the meetings of the Board of Directors and Committees on which he served that were held during the fiscal year.

     In October 1996, the Company established a Finance and Compensation Committee of the Board of Directors which reviews the compensation for all officers and directors and affiliates of the Company. The Committee also administers the 1996 Employee and Consultants Stock Option Plan, the 1996 Board of Directors and Advisory Board Retainer Plan, the 1997 Management Bonus Plan, and the 1998 Stock Option Plan. Mr. Henry is Chairman of the Finance and Compensation Committee and Messrs. Moses and Masters (until his resignation in May 1999) are also members of the Finance and Compensation Committee.

     In May 1997, the Company established an Audit Committee of the Board of Directors that meets with management and the Company's independent public accountants to review the adequacy of internal controls and other financial reporting matters. Mr. Henry is the Chairman of the Audit Committee.

     In October 1996, the Company established an Executive Committee of the Board of Directors which is responsible for overseeing strategic planning and operations for the Company. Mr. Henry is the Chairman of the Executive Committee and Messrs. Moses and Masters (until his resignation in May 1999) are also members of the Executive Committee.

COMPENSATION OF DIRECTORS

     Non-employee directors do not receive cash compensation for serving as directors. The Company reimburses directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company. Each member of the Board of Directors is eligible to participate in the Company's 1996 Board of Directors and Advisory Board Stock Option Plan (the "Directors and Advisory Board Plan"). The purpose of the Directors and Advisory Board Plan is to enable the Company to recognize the contributions made to the Company by its directors and members of the Advisory Board and to provide such persons with additional incentive to devote themselves to the future success of the Company. An aggregate of 113,652 shares of Common Stock are reserved for issuance under the Directors and Advisory Board Plan.

     Effective January 16, 1997, each director of the Company on December 31, 1996, was granted 12,915 options to acquire shares of Common Stock of the Company at an exercise price of $5.00 per share. Also effective as of such date, each member of the Advisory Board and each individual who became a member of the Advisory Board before March 3, 1997, was granted 2,583 options to acquire shares of Common Stock of the Company at an exercise price of $5.00 per share. As of January 16, 1997, 113,652 options have been granted under the Directors and Advisory Board Plan at an exercise price of $5.00 per share of which options to purchase 12,915 shares have been granted to each of Messrs. Henry, Moses, Masters and Kovacs and to two former directors. Options granted to directors vest approximately 22% on February 1, 1997 and ratably thereafter for a period of 28 months, except that 12,915 options granted to a former director are fully vested. Options granted to advisors vest approximately 6% on February 1, 1997, and monthly thereafter for a period of 34 months. The Directors and Advisory Board Plan is administered by the Finance and Compensation Committee.

     In April 1998, the Board of Directors of the Company voted to approve the repricing of options to purchase 435,986 shares granted under the Management Bonus Plan and the 1998 Stock Plan, including options to purchase 62,915, 62,915 and 50,000 shares granted to Messrs. Moses, Masters and Richey, respectively. Such repricing was effected by offering to exchange new options with an exercise price of $1.56 per share, which was the fair market value of the Common Stock on the date of repricing, for the options then held by such optionees. The new options have identical terms and conditions as the old options. By repricing such options, the Company intends to reward key employees, including the named executive officers, holding such options for their contributions to the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of April 28, 1999, relating to the beneficial ownership of shares of Common Stock by: (i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding Common Stock, (ii) each of the Company's directors and
(iii) all directors and executive officers of the Company as a group.

                                                             NO. OF SHARES        PERCENTAGE
        NAME AND ADDRESS OF BENEFICIAL OWNER(A)          BENEFICIALLY OWNED(B)     OF CLASS
        ---------------------------------------          ---------------------    ----------
William D. Moses.......................................        1,040,225(c)          10.5%
George H. Henry(d).....................................        1,138,768(e)          11.4%
Donald J. Masters(f)...................................          294,074(g)           2.9%
Continental Capital & Equity Corporation(h)............          600,000(i)           6.1%
John Wheeler(j)........................................          122,951(k)           1.2%
Charlotte Schiff-Jones(l)..............................           67,915(m)             *
All directors and executive officers as a group (5
  persons).............................................        1,928,515             18.7%

---------------
 *  Less than 1%.

(a) Unless otherwise indicated, the address for each named individual or group is in care of The Recovery Network, Inc., 1411 5th Street, Suite 200, Santa Monica, California 90401.

(b) Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of April 28, 1999 have been exercised and converted. Pursuant to a "change of control" provision, which defines a "change of control" to have occurred if individuals who are directors at the beginning of a 24-month period fail to constitute at least two-thirds of all directors of the Company during such period, in the various stock option contracts issued to certain of the beneficial owners, all stock options beneficially owned by such person are currently exercisable. Assumes a base of 12,975,048 shares of Common Stock before any consideration is given to outstanding options, warrants or convertible securities.

(c) Includes (i) options to purchase 254,582 shares of Common Stock and (ii) warrants to purchase 399,999 shares of Common Stock.

(d) The address of the beneficial owner is 6860 Sunrise Court, Coral Gables, FL 33133.

(e) Includes (i) options to purchase 164,582 shares of Common Stock and (ii) warrants to purchase 62,500 shares of Common Stock.

(f) The address of the beneficial owner is 333 Adams St., Denver, CO 80206.

(g) Includes (i) options to purchase 142,496 shares of Common Stock, (ii) 37,212 shares of Common Stock held jointly by Mr. Masters and his spouse, (iii) 14,259 shares of Common Stock held in the name of trusts for the benefit of the children of Mr. Masters and his spouse (Mr. Masters disclaims beneficial ownership of the shares of Common Stock held in trust) and (iv) warrants to purchase 6,250 shares of Common Stock held jointly by Mr. Masters and his spouse.

(h) The address of the beneficial owner is 195 Wekiva Springs Road, Suite 200, Longwood, Florida 32779.

(i) Includes an option to purchase 200,000 shares of Common Stock.

(j) The address of the beneficial owner is 2628 Yellowwood Drive, Westlake Village, California 91631.

(k) Includes an option to purchase 22,601 shares of the Common Stock.

(l) The address of the beneficial owner is 1687 Brickell Ave., #601, Miami, FL 33129.

(m) Includes options to purchase 17,915 shares of the Common Stock.

                             EXECUTIVE COMPENSATION

     For the fiscal year ended June 30, 1998, the executive officers were paid an aggregate of approximately $729,869. William D. Moses, as President of the Company, received cash compensation during the fiscal year ended June 30, 1998 of approximately $150,000, and approximately $109,000 of cash compensation during the preceding fiscal year.

     The following table sets forth the cash compensation paid by the Company to the chief executive officer and all other executive officers that received compensation in excess of $100,000 (the "Named Executive Officers") during fiscal 1997 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                 SHARES         ALL
                                               YEAR ENDED                      UNDERLYING      OTHER
         NAME AND PRINCIPAL POSITION            JUNE 30      SALARY    BONUS     OPTION     COMPENSATION
         ---------------------------           ----------   --------   -----   ----------   ------------
William D. Moses.............................     1997      $109,000    --       75,000            --
                                                  1998      $150,000    --           --            --
Gregory Richey...............................     1997      $138,335    --           --            --
                                                  1998      $159,057    --           --       $25,000(a)
John Wheeler.................................     1997      $135,642    --           --            --
                                                  1998      $157,000    --           --            --
Donald J. Masters............................     1997      $125,078    --           --            --
                                                  1998      $128,812    --           --            --
William Megalos..............................     1997      $125,078    --           --            --
                                                  1998      $110,000    --           --            --

---------------
(a) Paid pursuant to termination of employment agreement between the Company and Mr. Richey.

     The following table sets forth information concerning the grant of stock options to the Named Executive Officers during fiscal 1998:

                     OPTION GRANTS DURING LAST FISCAL YEAR

                  NAME                     SHARES UNDERLYING   PERCENTAGE OF   EXERCISE PRICE   EXPIRATION DATE
                  ----                     -----------------   -------------   --------------   ---------------
William D. Moses.........................       50,000             16.2%           $1.56*           4/3/03
Donald J. Masters........................       50,000             16.2            $1.56*           4/3/03

---------------
* Such options were granted with an exercise price of $3.15 per share and were subsequently repriced.

     No options of the Company were exercised by such persons during fiscal
1998.

EMPLOYMENT AGREEMENTS

     Effective December 1, 1996, the Company entered into an employment agreement with William D. Moses, the Company's President and Chief Executive Officer, which expired on September 30, 1998. The employment agreement provided for a base compensation payable to Mr. Moses of $12,000 per month through September 30, 1998. Pursuant to the agreement, Mr. Moses was entitled to participate in any employee benefit plans and arrangements when and as implemented by the Company. In the event of termination of Mr. Moses' employment by the Company, without "good cause" (as defined in the employment agreement), Mr. Moses was entitled to severance compensation equal to the lesser of his base salary and vacation compensation due through September 30, 1998 and his base salary and vacation compensation for one year, payable one-half upon termination and the balance ratably over the following six months. In the event of termination of the employment agreement by mutual agreement of the Company and Mr. Moses, Mr. Moses was entitled to such compensation as is mutually agreed on between the Company and Mr. Moses but in no event to exceed the amount of severance compensation payable in the event of termination without "good cause." Mr. Moses has agreed not to compete with the Company during the term of the employment agreement and for a period of two years after termination of his employment relationship with the Company in the development or provision of media services or any other line of business which the Company is engaged in or forms the intention to engage in during this period. In the event of a "change in control" (as defined in the employment agreement), Mr. Moses will be deemed to have been terminated without "good cause", and the covenant not to compete will have no further effect. The Company did not renew Mr. Moses employment agreement at its expiration in September 1998. In April 1999, Mr. Moses was re-appointed as President of the Company and has agreed to accept stock in lieu of cash compensation.

     Effective December 1, 1996, the Company entered into an employment agreement with Donald J. Masters, the Executive Vice President of the Company, which expired on November 30, 1998. The employment agreement provided for a base compensation payable to Mr. Masters of $10,000 per month through November 30, 1998. Pursuant to the agreement, Mr. Masters was entitled to participate in any employee benefit plans and arrangements when and as implemented by the Company. In the event of termination of Mr. Master's employment by the Company, without "good cause" (as defined in the employment agreement), Mr. Masters is entitled to severance compensation, equal to his base salary and vacation compensation, at the option of the Company, for such period of time between one year and two years that the non-compete covenant described below is in effect and such severance compensation shall be payable one-half on the date of termination and the balance shall be payable ratably over six months following the date of termination. In the event of termination of the employment agreement by mutual agreement of the Company and Mr. Masters, Mr. Masters is entitled to such compensation as mutually agreed on between the Company and Mr. Masters but in no event to exceed the amount of severance compensation payable in the event of termination without "good cause." In addition, Mr. Masters has agreed under certain circumstances not to compete with the Company during the term of the employment agreement and for up to two years after termination of his employment relationship with the Company in any media business whose programming, content or services address or relate to Recovery Issues or in any organization whose primary business is offering products and services relating to Recovery Issues. In connection with his employment, Mr. Masters was granted an option (the "Option") to purchase 12,915 shares of Common Stock at an exercise price of $2.32 per share. The Option vests with respect to 10,770 shares on February 1, 1997 and the remainder vests ratably monthly thereafter. In the event of a "change in control" (as defined in the employment agreement), Mr. Masters will be deemed to have been terminated without "good cause," the covenant not to compete will have no further effect and the Option will vest in full. In addition on April 16, 1997, Mr. Masters was granted an option under the Company's Management Bonus Plan to purchase 12,915 shares of Common Stock at an exercise price of $5.00 per share, which will vest quarterly over one year commencing on October 1, 1997. The Company did not renew Mr. Masters employment agreement. Mr. Masters continued to serve the Company as Consultant until his resignation on May 1, 1999.

     Effective May 13, 1997, the Company entered into an employment agreement with John Wheeler, the Company's Senior Vice President of Sales and Marketing, which expires on May 31, 1999. The employment agreement provides for a base compensation payable to Mr. Wheeler of $12,000 per month through May 13, 1999. In addition to the base salary, Mr. Wheeler will receive a commission payable quarterly in the amount of $.01 for each additional subscriber household in excess of one million subscriber households to which an affiliated cable system service delivers a minimum of two hours of the Company's programming, so long as the household subscriber does not already receive the programming through the Company's Nesting Contract with ATN or through any other agreement under which the Company purchases carriage rights. Pursuant to the agreement, Mr. Wheeler is entitled to participate in any employee benefits plans and arrangements when and as implemented by the Company. In the event of termination of Mr. Wheeler's employment by the Company, without "good cause" (as defined in the employment agreement), Mr. Wheeler is entitled to severance compensation equal to the lesser of his base salary and vacation compensation due through March 13, 1999 and his base salary and vacation compensation for ninety days, payable one-half upon termination and the balance ratably semi-monthly over the compensation reference period. In the event of termination of the employment agreement by mutual agreement of the Company and Mr. Wheeler, Mr. Wheeler is entitled to such compensation as is mutually agreed on between the Company and

Mr. Wheeler but in no event to exceed the amount of severance compensation payable in the event of termination without "good cause." Mr. Wheeler has agreed not to compete with the Company during the term of the employment agreement for a period of one year after termination of his employment relationship with the Company in the development or provision of recovery media services or any other line of recovery media services which the Company is engaged in or forms the intention to engage in during this period.

     Effective May 1, 1997, the Company entered into an employment agreement with Bill Megalos, the Company's Vice President of Production, which expired on November 30, 1998. The employment agreement provided for a base compensation payable to Mr. Megalos of $10,000 per month through November 30, 1998. The Company did not renew Mr. Megalos employment agreement. Mr. Megalos agreed not to compete with the Company during the term of the employment agreement and for a period of one year after expiration of the employment relationship with the Company in the development or provision of recovery media services or any other line of recovery media services which the Company is engaged in or in which the Company forms the intention to engage with the active participation of Mr. Megalos during this period.

STOCK OPTION PLANS

     The Company has adopted four stock option plans, the 1996 Employee and Consultants Stock Option Plan (the "Employee and Consultants Plan"), the 1996 Board of Directors and Advisory Board Stock Option Plan (the "Directors and Advisory Board Plan"), the 1997 Management Bonus Plan (the "Management Bonus Plan") and the 1998 Stock Plan (the "Stock Plan"). The Company has reserved an aggregate of 940,251 shares of Common Stock for future issuance under these plans. All options granted or to be granted under these plans are non-qualified stock options ("NQSOs") or incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended. The Management Bonus Plan and the Stock Plan also provide for non-option awards, such as stock appreciation rights and restricted stock awards.

1996 EMPLOYEE AND CONSULTANTS STOCK OPTION PLAN

     Effective December 3, 1996, the Company established its Employee and Consultants Plan for its employees and consultants. The purpose of the Employee and Consultants Plan is to enable the Company to recognize the contributions made to the Company by its employees and consultants and to provide such persons with additional incentive to devote themselves to the future success of the Company. An aggregate of 30,768 shares of Common Stock have been reserved for issuance under the Plan. As of the date of this Prospectus, all 30,768 authorized Employee and Consultants options have been granted at an exercise price of $5.00 per share. Options granted to employees vested approximately 8% on February 1, 1997 and vest monthly thereafter for a period of 33 months. Options to purchase 5,583 shares of Common Stock granted to two consultants are fully vested. The Employee and Consultants Plan is administered by the Finance and Compensation Committee.

1996 BOARD OF DIRECTORS AND ADVISORY BOARD STOCK OPTION PLAN

     Effective December 3, 1996, the Company established its Directors and Advisory Board Plan. The purpose of the Directors and Advisory Board Plan is to enable the Company to recognize the contributions made to the Company by its directors and members of the Advisory Board and to provide such persons with additional incentive to devote themselves to the future success of the Company. An aggregate of 113,652 shares of Common Stock are reserved for issuance under the Directors and Advisory Board Plan.

     Effective January 16, 1997, each director of the Company on December 31, 1996, was granted 12,915 options to acquire shares of Common Stock of the Company at an exercise price of $5.00 per share. Also effective as of such date, each member of the Advisory Board and each individual who became a member of the Advisory Board before March 3, 1997, was granted 2,583 options to acquire shares of Common Stock of the Company at an exercise price of $5.00 per share. As of January 16, 1997, 113,652 options have been granted under the Directors and Advisory Board Plan at an exercise price of $5.00 per share of which options to purchase 12,915 shares have been granted to each of Messrs. Henry, Moses, Masters and Kovacs and to two former directors. Options granted to directors vest approximately 22% on February 1, 1997 and ratably thereafter for a period of 28 months, except that 12,915 options granted to a former director are fully vested. Options granted to advisors vest approximately 6% on February 1, 1997, and monthly thereafter for a period of 34 months. The Directors and Advisory Board Plan is administered by the Finance and Compensation Committee.

1997 MANAGEMENT BONUS PLAN

     Effective February 6, 1997, the Company's shareholders approved the Management Bonus Plan to enable the Company to recognize the contributions made to the Company by its directors and key personnel and to provide such persons with additional incentive to devote themselves to the future success of the Company. The Company has reserved 195,831 shares for issuance under the Management Bonus Plan and has the right to grant either non-qualified or incentive stock options and other stock-related awards. The exercise price of incentive stock options granted under the Management Bonus Plan must be at least 100% of the fair market value of the stock subject to the option on the date of grant or 110% with respect to holders of more than 10% of the voting power of the Company's outstanding Common Stock. Under the terms of the Management Bonus Plan, the Finance and Compensation Committee determines the fair market value of the Common Stock. The exercisability and term of each option and the manner in which it may be exercised is determined by the Finance and Compensation Committee, provided that no incentive stock option may be exercised more than five years after the date of grant. The Company may grant options for any number of shares, except that the value of the shares subject to one or more incentive stock options first exercisable in any calendar year may not exceed $100,000 (determined at the grant date). The Finance and Compensation Committee administers the Management Bonus Plan.

     The Company has granted incentive stock options to Messrs. Masters and Wheeler, each to purchase 12,915 shares of Common Stock, incentive stock options to purchase 3,300 shares of Common Stock to other employees of the Company and incentive stock options to purchase 2,894 shares of Common Stock to a consultant, all of which options are at an exercise price of $1.56 per share under the Management Bonus Plan, all of which options vest monthly over three years commencing May 1, 1997.

     The Company has also granted the following incentive stock options to purchase an aggregate of 129,686 shares of Common Stock at an exercise price of $1.56 per share, all of which options vest monthly over three years commencing July 1, 1997, including options to purchase 35,000, 75,000, 9,686 and 10,000 shares to Messrs. Henry, Moses, Wheeler and Kovacs, respectively.

1998 STOCK PLAN

     Effective May 28, 1998, the Company's shareholders approved the Stock Plan. The purpose of the Stock Plan is to provide participants an incentive to maintain and enhance the long-term performance and profitability of the Company. Only key employees, directors and independent contractors of the Company and certain of its affiliates are initially eligible to receive awards under the Stock Plan. Under the Stock Plan, a maximum of 600,000 shares of Common Stock are authorized to be delivered by the Company. The Company has the right to deliver nonqualified or incentive stock options or other stock-related awards. Under the Stock Plan, the Company has granted stock options to purchase an aggregate of 309,000 shares at an exercise price of $1.56 per share.

     The Board of Directors administers the Stock Plan. The Board of Directors has authority to determine when and to whom to make grants of awards, the number of shares to be covered by the grants, the types and terms of options and other stock-related awards granted and the exercise price of options and stock appreciation rights, provided that the exercise price of an option and the appreciation base of a stock appreciation right may not be less than the fair market value of the shares of the Common Stock on the date of grant, except that, in the case of an incentive stock option granted to an individual who, at the time such incentive stock option is granted, owns shares possessing 10% or more of the total combined voting power of all classes of Stock of the Company or its parent or subsidiary corporations, the option exercise price may not be less than 110% of such fair market value on the date of grant.

NON-PLAN STOCK OPTIONS

     The Company has granted 123,039 non-plan stock options to acquire shares of Common Stock, of which 110,423 were granted at an exercise price of $2.32 per share, 2,867 were granted at an exercise price of $.77 per share and 9,749 were granted at an exercise price of $5.00 per share.

STOCK COMPENSATION PLAN

     Effective February 19, 1999, the Company established the 1999 Employee and Consultant's Stock Compensation Plan (the "Plan") The purpose of the plan is to compensate employees and certain consultants of the Company for services by issuing to them stock in lieu of cash payments. An aggregate of 1,500,000 shares of Common Stock are reserved for issuance under the Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1994, the Company entered into a one-year consulting agreement with Masters, Smith & Co. pursuant to which Masters, Smith & Co. was engaged to assist the Company in the financing and development of its business. Pursuant to the agreement, Masters, Smith & Co. received 42,818 shares of Common Stock valued at $.93 per share, $10,000 upon execution of the agreement and a monthly retainer in the amount of $10,000 commencing June 1, 1994. During 1995, Masters, Smith & Co. agreed to accept 64,424 shares of Common Stock valued at $.93 per share in lieu of such cash payments. Donald J. Masters, Executive Vice President of the Company, was a partner of Masters, Smith & Co. The Company believes that its arrangements with Masters, Smith & Co. were fair and reasonable to the Company and were on terms no less favorable than could have been obtained from an unaffiliated party.

     During the period from July 1996 through October 1996, the Company issued an aggregate principal amount of $310,000 of Convertible Notes in a private placement. The Company sold a Convertible Note in an aggregate principal amount of $30,000 to each of George H. Henry, a director of the Company and William D. Moses, the Company's President and Chief Executive Officer on July 17, 1996 and October 14, 1996, respectively. In November 1996, Messrs. Henry and Moses each converted the principal and interest on their Convertible Note into 8,524 shares of Common Stock at an effective purchase price of $3.68 per share. Pursuant to the terms of the Convertible Notes, as modified by a change in terms offered to all noteholders, each of Messrs. Henry and Moses received and exercised warrants to purchase an additional 17,048 shares of Common Stock at a purchase price of $2.32 per share. In addition, Messrs. Moses and Henry were granted certain registration rights with respect to the shares of Common Stock issued upon conversion of the Convertible Notes and upon the exercise of the warrants.

     Effective August 30, 1996, the Company entered into a consulting and bonus agreement (the "Consulting Agreement") with Jonathan Katch, a former principal stockholder and a former director and officer of the Company and Chief Executive Officer of Recovery Interactive. Mr. Katch was granted a bonus of 12,915 stock options at an exercise price of $2.32 per share for his services relating to the creation of Recovery Interactive and for his services as a former officer and director of the Company. The stock options vested upon execution of the Consulting Agreement. In addition, the Consulting Agreement provides that Mr. Katch will serve as a consultant to the Company's management for a period of three years for which Mr. Katch was granted an additional 12,915 stock options at an exercise price of $2.32 per share. Such stock options commenced vesting at the rate of 1,075 stock options per fiscal quarter, on September 30, 1996.

     From October to November 1996, the Company reduced the exercise price of options granted to its non-employee directors from $3.87 to $2.32 to encourage such directors to exercise their vested options. Mr. Henry and Mr. Kovacs exercised options to purchase 28,412 and 6,458 shares of Common Stock, respectively. Each director was granted certain registration rights with respect to the shares of Common Stock issued upon exercise of the options.

     During October and November 1996, Messrs. Katch and Moses were issued 10,763 and 32,287 shares of Common Stock, respectively, valued at $2.32 per share as reimbursement for expenses incurred by them on behalf of the Company.

     During October 1996 to January 1997, the Company sold shares of Common Stock at $3.48 per share in a private placement. Messrs. Henry and Berman purchased 28,699 shares and 71,891 shares of Common Stock, respectively, in such offering at the same price and on the same terms as the other investors in such offering. The purchasers in the private placement, including Messrs. Henry and Berman, were granted certain registration rights with respect to the shares of Common Stock purchased.

     On November 22, 1996, Mr. Moses agreed to convert $49,000 of deferred compensation earned by him from May 1996 to November 1996 into 21,094 shares of Common Stock, at a price of $2.32 per share.

     In March and April 1997, the Company sold an aggregate of 40 Financing Units in the Private Financing. Each Financing Unit consisted of a $50,000 principal amount Financing Note, 10,000 shares of Common Stock and 12,500 Financing Warrants. The offering price was $50,000 per Financing Unit. In connection with the Private Financing, Mr. Henry purchased 5 Financing Units; Paul Graf, a former director of the Company, purchased 5 Financing Units; Mr. Masters and his spouse jointly purchased .5 Financing Units; Mr. Moses purchased
3.5 Financing Units; Terrance and Daryl Berman, former principal shareholders of the Company, purchased 3.5 Financing Units; and Kovacs Communication, Inc., of which Mr. Nimrod Kovacs, a director of the Company is a controlling shareholder, purchased .5 Financing Units in the Private Financing.

     In April 1997, the Company launched The Recovery Network nationally via satellite transmission under the Nesting Contract entered into with ATN. Under the Nesting Contract, ATN provides the ATN Services on its satellite transponder to The Recovery Network for two hours of broadcast time per day, one hour in the morning and one hour in the evening. ATN provides distribution of the Company's programming into cable systems through existing affiliation agreements between ATN and those systems. Under the Nesting Contract, the Company is charged a daily rate for broadcast time provided by ATN to the Company with the actual charges for each calendar month being based on the actual monthly number of households served by ATN affiliates. However, the Nesting Contract provides that in no event will charges exceed $60,000 per calendar month for the first six months of the Nesting Contract, or $65,000 for the subsequent six months of the Nesting Contract. ATN has also agreed to provide the ATN Services for two additional hours of broadcasting, if such time is available, to the Company at ATN's cost plus 20%, which fee is in addition to the charges for broadcast time. ATN has also agreed to provide authorization services for cable systems with which the Company directly enters into affiliation agreements to enable the Company to broadcast its programming on such affiliates' cable systems, provided that the Company purchase the necessary equipment, if any. On February 26, 1998, the Company executed a contract to extend its current agreement with ATN. The extension provides for an extension of services on a month-to-month basis through and until August 31, 1998, at a monthly fee of $65,000 and a one-time payment of $150,000 to reflect unanticipated costs incurred by ATN in the course of performance under the Nesting Contract. In the event the number of ATN Affiliates decreases by 10%, the Company may terminate the Nesting Contract upon 30 days written notice. The Company has granted ATN the right, for the term of the Nesting Contract and for a period of one year thereafter, to match any other nesting arrangement presented to the Company by a third party. Mr. George H. Henry, the Chairman of the Board of the Company, is the Chairman of the Board and Chief Executive Officer and a principal shareholder of ATN. Mr. William D. Moses, the Chief Executive Officer of the Company, is a principal shareholder of ATN.

     On January 26, 1998, Mr. Henry entered into an agreement with Recovery Interactive. Pursuant to such agreement, Mr. Henry is entitled to a percentage of any proceeds from a "change of control" (as defined in the agreement) of Recovery Interactive which exceeds a base amount.

     Charlotte Schiff-Jones, a director of the Company, provides consulting services in the areas of affiliate marketing and strategic business development. During the fiscal year ending June 30, 1998, Ms. Schiff-Jones received $58,314 as compensation for such services.

     On June 29, 1998, the Company entered into certain subscription agreements (the "Agreements") with seven investors (collectively, the "Subscribers"). Such Agreements were amended in October 1998. Pursuant to the Agreements, the Company is entitled to aggregate proceeds of up to $5,500,000 (the "Private Placement"). The Private Placement provides for the issuance by the Company of (i) 1,250,000 shares (the "Shares") of Common Stock for $2,500,000, or $2.00 per share, (ii) additional shares of Common Stock to the Subscribers pursuant to certain other provisions of the Agreements, including shares issuable for no additional consideration pursuant to the Reset Rights in the Agreements and shares issuable for up to $3,000,000 pursuant to a "put" provision in the Agreements (the "Additional Shares"), and (iii) 500,000 shares of Common Stock upon the exercise of warrants (the "Warrants"). The Warrants are exercisable at exercise prices between $4.00 and $6.00 per share.

     In October 1998, in connection with various consulting and service agreements, the Company agreed to issue, in exchange for consulting and other services, a total of 58,000 shares of Common Stock, options to purchase 400,000 shares of Common Stock, 50,000 of which are exercisable at $2.50 per share and 350,000 of which are exercisable at $2.00 per share. The options immediately vest, and have various registration rights. If fully exercised, the aggregate proceeds from the exercise of the stock options and warrants would be $825,000. As of November 19, 1998, a total of $316,000 of the options had been exercised.

     On December 7, 1998, the Company entered into an agreement with G. Howard Associates, Inc. ("Howard") wherein Howard would represent the Company, on an exclusive basis with respect to certain investors in connection with raising capital for the Company. For its services, Howard would receive a cash fee equal to 6% of the total consideration received by the Company and to reimburse Howard for its out-of-pocket expenses. The fee is due at the closing of a said transaction. Such agreement with Howard was amended in April 1999. The amendment expanded Howard's representation to include (a) the sale of the Company's 20% ownership in RecoveryNetInteractive; (b) the settlement with certain creditors identified; and, (c) assistance in raising $300,000 of additional capital. Pursuant to this amendment, Howard would receive 900,000 newly issued shares of the Common Stock and a reduction in warrants held by Howard and/or George Henry.

     In December 1998, in connection with $725,000 investment, the Company issued promissory notes to ten investors. The promissory notes are secured by the Company's 20% interest in Recovery Interactive, a joint venture between the Company and TCI Digital Media.

     In March 1999, in connection with an aggregate $100,000 investment by Austost Anstalt Schaan, Balmore Funds S.A., The Sargon Fund, L.P. and Martin Chopp, the Company agreed to issue notes convertible into Common Stock of the Company.

     The Company believes that all of the foregoing transactions and arrangements with affiliates were fair and reasonable to the Company and were and are on terms no less favorable than could have been obtained from unaffiliated third parties. There can be no assurance, however, that future transactions or arrangements between the Company and affiliates will continue to be advantageous to the Company, that conflicts of interest will not arise with respect thereto, or that if conflicts do arise, they will be resolved in a manner favorable to the Company. Any such future transactions will be on terms no less favorable to the Company than could be obtained from unaffiliated parties and will be approved by the Company's Finance and Compensation Committee.

                                   PROPOSAL 2

              THE RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE
                       COMPANY'S NAME TO RNETHEALTH.COM.

     Shareholders are being asked to approve an amendment to the Articles of Incorporation of the Company to change the name from The Recovery Network, Inc. to RnetHealth.com, Inc. The Board of Directors would have the authority to file with the Secretary of State of Colorado such documents as may be required to effect the name change in accordance with Section 7-110-103(2) of the Colorado Business Corporations Act.

DESCRIPTION OF RNETHEALTH.COM

     The new name will more closely reflect the Company's focus on its Internet business and the associated e-commerce opportunities. The Company further expects that its television network, currently reaching approximately 5 million U.S. cable households, will serve to market and drive traffic to the web site, thereby enhancing revenue generation opportunities via book and tape sales, tele-counseling services, and other behavioral health programming, services and products ideally suited to its target audience.

     The Company announced in a related press release that as part of its restructuring effort, that it received back 100% interest in the web site, www.recoverynetwork.com, along with cash and other considerations, and was freed to pursue its own web-based business. With this site -- which also shall be renamed as www.RnetHealth.com -- serving as the Company's core operational focus, the Company plans to significantly upgrade this site in order to initiate a series of strategic and complementary businesses designed to create new revenue streams and profit-earning opportunities for the Company.

     The Company expects to leverage its cable distribution as well as cable's latest broadband and television based on-line services being deployed by the cable industry to enable RnetHealth.com to offer -- via broadband -- the most technologically advanced, video-rich, Internet content available on the web. RnetHealth.com will expand its Internet offerings to include state-of-the-art assessment tools, on-line expert information sessions and an extensive clinically oriented library of information and treatment options.

     In addition, the Company intends to develop an additional web-based commercial site tailored to health plans and employers as an augment to current Employee Assistant Programs (EAP) in addition to the public site directed to individuals seeking information or counseling services over the Internet. The commercial site is supported by mass subscriptions through EAP suppliers who serve employers, health plans and various government, university and other payees on a per month per user basis. The public site emphasizes community, chat, forums, information and interaction and is supported by ad revenue and e-commerce transactions.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL

                                   PROPOSAL 3

       APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

     Shareholders are being asked to approve an amendment to the Company's Articles of Incorporation to effect a reverse split of the Company's Common Stock. The split would range from 1:2 to 1:6.

     The reverse split will be undertaken to comply with requirements for continued inclusion on the NASDAQ SmallCap Market. On April 21, 1999, the NASDAQ Stock Exchange informed The Recovery Network that the Company no longer met the minimum standards for continued inclusion on the Nasdaq SmallCap Market and stated its intent to delist the Company effective close of business, April 21, 1999. The Company was delisted and its securities, previously traded under the symbols RNET and RNETW, initiated trading on the OTC Bulletin Board.

     Under Nasdaq rules, the Company has 15 days to appeal the decision, which it intends to do. The Company is moving forward vigorously to correct the noted listing requirement deficiencies. Specifically, NASDAQ cited that the Company failed to comply with the net tangible assets requirement and the minimum $1 bid price requirement.

     The Company believes that it is in its shareholders' best interest to effect this stock split in order to allow the Company to meet the major qualification criteria for inclusion on The NASDAQ SmallCap market, a minimum $1 bid price on Common Stock.

     Following the reverse split, the Company will have significantly reduced the number of shares of common stock outstanding. The reverse split is expected to bring the number of shares outstanding and the share price to a level more consistent with companies similarly situated and to reduce the transaction costs to shareholders.

     If the proposed amendment is approved by shareholders, the Board will, without further action by shareholders (except as required by law or any rules of any stock exchange or over-the-counter market in which the Company's Common Stock may now or in the future be listed), be empowered to issue to registered shareholders, as of the close of trading on a given day, written notice regarding the procedure for exchanging their stock certificates.

     The Board of Directors of the Company does not have an immediate date as to when the reverse stock split of the Common Stock will occur; however, the Board of Directors considers it desirable to have such authority presently for submission of its appeal to NASDAQ. The Board believes that if authorization for such action were postponed until the particular need arises, the Company would not be in as favorable of a position to appeal to its NASDAQ de-listing.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL

                                   PROPOSAL 4

        RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

     The Board of Directors believes it is appropriate to submit for approval by its shareholders its appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 30, 1999.

     Representatives of Arthur Andersen LLP are expected to be present at the Meeting with the opportunity to make a statement and to be available to respond to questions regarding these and any other appropriate matters.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL

                              VOTING REQUIREMENTS

     Directors are elected by a plurality of the votes cast at the Meeting (Proposal 1). The affirmative vote of a majority of a majority of votes cast at the Meeting will be required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 30, 1999 (Proposal 4). The affirmative vote of a majority of all outstanding shares entitled to vote at the Meeting will be required to approve the amendment to the Company's Certificate of Incorporation (Proposal 2) and the reverse stock split. Abstentions and broker non-votes with respect to any matter are not considered as votes cast with respect to that matter.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A VOTE IN FAVOR OF EACH NOMINEE NAMED IN THE PROXY AND FOR PROPOSAL 2,3 AND 4.

                                 MISCELLANEOUS

SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company not later than October 15, 1999 for inclusion in the Company's proxy statement and form of proxy for that meeting.

OTHER MATTERS

     Management does not intend to bring before the Meeting for action any matters other than those specifically referred to above and is not aware of any other matters, which are proposed to be presented by others. If any other matters or motions should properly come before the Meeting, the persons named in the Proxy intend to vote thereon in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the Meeting.

PROXIES

     All shareholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of Proxy.

                                          By Order of the Board of Directors,

                                          TRACY R. NEAL
                                          Secretary

PROXY
                           THE RECOVERY NETWORK, INC.
                (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

    The undersigned holder of Common Stock of THE RECOVERY NETWORK, INC., revoking all proxies heretofore given, hereby constitutes and appoints William
D. Moses and Tracy R. Neal, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 1999 Annual Meeting of Shareholders of THE RECOVERY NETWORK, INC., to be held at 1411 Fifth Street, Suite 200, Santa Monica, California 90401, on Thursday, June 24, 1999 at 2:00 p.m., Pacific time, and at any adjournments or postponements thereof.

    The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

    Each properly executed Proxy will be voted in accordance with the specifications made below and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR each of the proposals set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE NAMED IN THE PROXY AND FOR PROPOSAL 2, 3 AND 4.

1. Election of five Directors.         [ ]FOR all nominees listed             [ ]WITHHOLD AUTHORITY
                                         (except as marked to the contrary)      to vote for all listed nominees

NOMINEES: GEORGE H. HENRY, WILLIAM MOSES, JAY HANDLINE, BRAD PAROBEK, AND CHARLOTTE SCHIFF JONES (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CIRCLE THAT NOMINEE'S NAME IN THE LIST PROVIDED.)

2. Proposal to approve an amendment to the Company's Certificate of Incorporation to change the Company's name.

   [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

3. Proposal to approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split.

   [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

4. Proposal to ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 30, 1999.

   [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

5. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

                                             The shares represented by this
                                             proxy will be voted in the manner
                                             directed. In the absence of any
                                             direction, the shares will be voted
                                             FOR each nominee named in Proposal
                                             1 and FOR each of Proposals 2, 3
                                             and 4 and in accordance with their
                                             discretion on such other matters as
                                             may properly come before the
                                             meeting.

                                             Dated

                                            -----------------------------------,
                                             1999

                                             -----------------------------------

                                             -----------------------------------
                                                        Signature(s)

                                             (Signature(s) should conform to
                                             names as registered. For jointly
                                             owned shares, each owner should
                                             sign. When signing as attorney,
                                             executor, administrator, trustee,
                                             guardian or officer of a
                                             corporation, please give full
                                             title). PLEASE MARK AND SIGN ABOVE
                                             AND RETURN PROMPTLY